Exhibit 99.2

FOR IMMEDIATE RELEASE

CONTACT:

James River Coal Company

Elizabeth M. Cook

Director of Investor Relations

(804) 780-3000

JAMES RIVER COAL COMPANY ANNOUNCES TERMINATION OF TENDER
OFFER FOR AND CALL FOR REDEMPTION OF OUTSTANDING 9.375% SENIOR
NOTES DUE 2012

Richmond, Virginia, April 18, 2011 – James River Coal Company (NASDAQ: JRCC) (“James River” or the “Company”) announced the termination of the previously announced cash tender offer for its outstanding 9.375% Senior Notes due 2012 (the “Notes”) (CUSIP No. 470355AA6) and a related consent solicitation to amend the indenture governing the Notes, which offer was made on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated March 22, 2011 (the “Offer to Purchase”) and the related letter of transmittal and consent.

None of the Notes were purchased in the tender offer and all Notes previously tendered and not withdrawn will be promptly returned to their respective holders.  The Company intends to redeem all of the Notes at their par value as of June 1, 2011 and has delivered a notice to the trustee under the indenture governing the Notes of its intention to do so.

The Company has engaged Deutsche Bank Securities Inc. and UBS Investment Bank as Dealer Managers and Solicitation Agents for the tender offer and the consent solicitation. Persons with questions regarding the tender offer or the consent solicitation should contact Deutsche Bank Securities Inc. collect at (212) 250-6429, or UBS Investment Bank collect at (203) 719-4210 or toll free at (888) 719-4210. Requests for documents should be directed to D.F. King & Co., Inc., the Information Agent for the tender offer and the consent solicitation, at (212) 269-5550 (for banks and brokers) or toll free at (800) 549-6697 (for noteholders).

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of a consent with respect to any of the Notes. The tender offer and the consent solicitation are being made pursuant to the tender offer and the consent solicitation documents, including the Offer to Purchase that the Company is distributing to holders of Notes. The tender offer and the consent solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

FORWARD-LOOKING STATEMENTS: Certain statements in this press release, and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: the risk that the business of IRP will not be integrated successfully with our businesses or such integration may be more difficult, time-consuming or costly than expected; uncertainty of our expected financial performance following completion of the proposed transaction; our ability to achieve the cost savings and synergies contemplated by the proposed transaction within the expected time frame; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; changes in the demand for coal by electric utility customers; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; failure to exploit additional coal reserves, including reserves contiguous to those currently held by our Midwest operations; increased capital expenditures; encountering difficult mining conditions; increased compliance costs; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects; increased costs of raw materials; lack of availability of financing sources; the effects of litigation, regulation and competition; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.